Exhibit 99.2


                          ADMINISTRATION AGREEMENT

               This ADMINISTRATION AGREEMENT, dated as of ______ __, ____ (as from time to time amended, supplemented or otherwise modified and in effect, this "Agreement"), is by and among NATIONSBANK AUTO OWNER TRUST ____-_, a Delaware business trust (the "Issuer"), NATIONSBANK, N.A., a national banking association, as administrator (the "Administrator"), and _______, a ______ banking corporation, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").

               WHEREAS, the Issuer is issuing the Notes pursuant to the Indenture and the Certificates pursuant to the Trust Agreement and has entered into certain agreements in connection therewith, including (i) the Sale and Servicing Agreement, (ii) the Depository Agreements, and
          (iii) the Indenture (the Sale and Servicing Agreement, the Depository Agreements and the Indenture being re-ferred to hereinafter collectively as the "Related Agreements");

               WHEREAS, the Issuer and the Owner Trustee desire to have the Administrator perform certain duties of the Issuer and the Owner Trustee under the Related Agree-ments and to provide such additional services consistent with the terms of this Agreement and the Related Agree-ments as the Issuer and the Owner Trustee may from time to time request; and

               WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Owner
          Trustee on the terms set forth herein;

               NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

               SECTION I. Definitions and Usage. Except as otherwise specified herein or as the context may other-wise require, capitalized terms used but not otherwise defined herein are defined in Appendix A hereto, which also contains rules as to usage that shall be applicable herein.

               SECTION II. Duties of the Administrator. A. Duties with Respect to the Indenture and the Depository
          Agreements.   1.  The Administrator agrees to perform
          all its duties as Administrator and the duties of the Issuer under the Depository Agreements. In addition, the Administrator shall consult with the Owner Trustee regarding the duties of the Issuer under the Indenture and the Depository Agreements. The Administrator shall monitor the performance of the Issuer and shall advise the Owner Trustee when action is necessary to comply with the Issuer's duties under the Indenture and the Depository Agreements. The Administrator shall prepare for execution by the Issuer, or shall cause the prepara-tion by other appropriate persons of, all such docu-ments, reports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Indenture and the Depository Agreements. In furtherance of the fore-going, the Administrator shall take all appropriate action that is the duty of the Issuer to take pursuant to the Indenture including, without limitation, such actions as are required with respect to the following matters under the Indenture (references are to sections of the Indenture):

                    A.)  the duty to cause the Note Register to be
               kept and to give the Indenture Trustee notice of any appointment of a new Note Registrar and the location, or change in location, of the Note Regis-ter (Section 2.5);

                    B.)  the notification of Noteholders of the
               final principal payment on their Notes (Section
               2.8(b));

                    C.)  the preparation and delivery of or ob-
               taining of the documents and instruments required for authentication of the Notes and delivery of the same to the Indenture Trustee (Section 2.2,
               11.1(b));

                    D.)  the preparation, obtaining or filing of
               the instruments, opinions and certificates and other documents required for the release of proper-ty from the lien of the Indenture (Section 2.10);

                    E.)  the preparation of Definitive Notes in
               accordance with the instructions of the Clearing
               Agency (Section 2.13);

                    F.)  the maintenance of an office in the Bor-
               ough of Manhattan, City of New York, for registra-tion of transfer or exchange of Notes (Section
               3.2);

                    G.)  the duty to cause newly appointed Note
               Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3);

                    H.)  the direction to the Indenture Trustee to
               deposit monies with Note Paying Agents, if any, other than the Indenture Trustee (Section 3.3);

                    I.)  the obtaining and preservation of the
               Issuer's qualification to do business in each ju-risdiction in which such qualification is or shall be necessary to protect the validity and enforce-ability of the Indenture, the Notes, the Collateral and each other instrument or agreement included in the Indenture Trust Estate (Section 3.4);

                    J.)  the preparation of all supplements and
               amendments to the Indenture and all financing statements, continuation statements, instruments of further assurance and other instruments and the taking of such other action as is necessary or advisable to protect the Indenture Trust Estate (Section 3.5);

                    K.)  the delivery of the Opinion of Counsel on
               the Closing Date and the annual delivery of Opin-ions of Counsel as to the Indenture Trust Estate, and the annual delivery of the Officer's Certifi-cate and certain other statements as to compliance with the Indenture (Sections 3.6 and 3.9);

                    L.)  the identification to the Indenture
               Trustee in an Officer's Certificate of any Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

                    M.)  the notification of the Indenture Trustee
               and the Rating Agencies of an Event of Servicing Termination under the Sale and Servicing Agreement and, if such Event of Servicing Termination arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement with respect to the Receivables, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

                    N.)  the preparation and obtaining of docu-
               ments and instruments required for the transfer by the Issuer of its properties or assets (Section
               3.10(b));

                    O.)  the duty to cause the Servicer to comply
               with Sections 3.9, 3.10, 3.11, 3.12, 3.13, 3.14 and
               4.9 and Article VII of the Sale and Servicing
               Agreement (Section 3.14);

                    P.)  the delivery of written notice to the
               Indenture Trustee and the Rating Agencies of each Event of Default under the Indenture and each de-fault by the Servicer or any Seller under the Sale and Servicing Agreement (Section 3.19);

                    Q.)  the monitoring of the Issuer's obliga-
               tions as to the satisfaction and discharge of the Indenture and the preparation of an Officer's Cer-tificate and the obtaining of the Opinions of Coun-sel and the Independent Certificate relating there-to (Section 4.1);

                    R.)  the monitoring of the Issuer's obliga-
               tions as to the satisfaction, discharge and defea-sance of the Notes and the preparation of an Officer's Certificate and the obtaining of an opin-ion of a nationally recognized firm of independent certified public accountants, a written confirma-tion thereof and the Opinions of Counsel relating thereto (Section 4.2);

                    S.)  the preparation and delivery of an
               Officer's Certificate to the Indenture Trustee after the occurrence of any event which with the giving of notice and the lapse of time would become an Event of Default under Section 5.1(iii) of the Indenture, its status and what action the Issuer is taking or proposes to take with respect thereto (Section 5.1);

                    T.)  the compliance with any written directive
               of the Indenture Trustee with respect to the sale of the Indenture Trust Estate at one or more public or private sales called and conducted in any manner permitted by law if an Event of Default shall have occurred and be continuing (Section 5.4);

                    U.)  the preparation and delivery of notice to
               Noteholders of the removal of the Indenture Trustee and the appointment of a successor Indenture Trust-ee (Section 6.8);

                    V.)  the preparation of any written instru-
               ments required to confirm more fully the authority of any co-trustee or separate trustee and any writ-ten instruments necessary in connection with the resignation or removal of any co-trustee or sepa-rate trustee (Sections 6.8 and 6.10);

                    W.)  the furnishing of the Indenture Trustee
               with the names and addresses of Noteholders during any period when the Indenture Trustee is not the Note Registrar (Section 7.1);

                    X.)  the preparation and, after execution by
               the Issuer, the filing with the Commission, any applicable state agencies and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be re-quired by rules and regulations prescribed by, the Commission and any applicable state agencies and the transmission of such summaries, as necessary, to the Noteholders (Section 7.3);

                    Y.)  the opening of one or more accounts in
               the Issuer's name, the preparation and delivery of Issuer Orders, Officer's Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment, to the extent permitted, of funds in such accounts (Sec-tions 8.2 and 8.3);

                    Z.)  the preparation of an Issuer Request and
               Officer's Certificate and the obtaining of an Opin-ion of Counsel and Independent Certificates, if necessary, for the release of the Indenture Trust Estate (Sections 8.4 and 8.5);

                    AA.) the preparation of Issuer Orders and the
               obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

                    (BB) the execution and delivery of new Notes
               conforming to any supplemental indenture (Section
               9.6);

                    (CC) the notification of Noteholders of re-
               demption of the Notes or duty to cause the Inden-ture Trustee to provide such notification (Section
               10.2);

                    (DD) the preparation and delivery of all
               Officer's Certificates and the obtaining of Opin-ions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Inden-ture Trustee to take any action under the Indenture (Section 11.1 (a));

                    (EE) the notification of the Rating Agencies,
               upon the failure of the Indenture Trustee to give such notification, of the information required pursuant to Section 11.4 of the Indenture (Section 11.4);

                    (FF) the preparation and delivery to
               Noteholders and the Indenture Trustee of any agree-ments with respect to alternate payment and notice provisions (Section 11.6); and

                    (GG) the recording of the Indenture, if appli-
               cable (Section 11.15).

                    (ii) The Administrator will:

                    (A)  pay the Indenture Trustee from time to
               time reasonable compensation for all services ren-dered by the Indenture Trustee under the Indenture (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                    (B) except as otherwise expressly provided in the Indenture, reimburse the Indenture Trustee upon its request for all reasonable expenses, disburse-ments and advances incurred or made by the Inden-ture Trustee in accordance with any provision of the Indenture (including the reasonable compensa-tion, expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith;

                    (C)  indemnify the Indenture Trustee and its
               agents for, and hold them harmless against, any losses, liability or expense incurred without neg-ligence or bad faith on their part, arising out of or in connection with the acceptance or administra-tion of the transactions contemplated by the Inden-ture, including the reasonable costs and expenses of defending themselves against any claim or lia-bility in connection with the exercise or perfor-mance of any of their powers or duties under the Indenture; and

                    (D)  indemnify the Owner Trustee and its
               agents for, and hold them harmless against, any losses, liability or expense incurred without neg-ligence or bad faith on their part, arising out of or in connection with the acceptance or administra-tion of the transactions contemplated by the Trust Agreement, including the reasonable costs and ex-penses of defending themselves against any claim or liability in connection with the exercise or per-formance of any of their powers or duties under the Trust Agreement.

               (b) Additional Duties. (i) In addition to the duties of the Administrator set forth above, the Admin-istrator shall perform such calculations and shall prepare or shall cause the preparation by other appro-priate persons of, and shall execute on behalf of the Issuer or the Owner Trustee, all such documents, re-ports, filings, instruments, certificates and opinions that it shall be the duty of the Issuer or the Owner Trustee to prepare, file or deliver pursuant to the Related Agreements, and at the request of the Owner Trustee shall take all appropriate action that it is the duty of the Issuer or the Owner Trustee to take pursuant to the Related Agreements. Subject to Section 5 of this Agreement, and in accordance with the directions of the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing provisions and as are expressly requested by the Owner Trustee and are reasonably within the capabil-ity of the Administrator.

                    (ii) Notwithstanding anything in this Agree-ment or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notify-ing the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder as contemplated in
          Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                    (iii) Notwithstanding anything in this Agree-ment or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Trust or the Owner Trustee set forth in Section 5.5(a), (b), (c) and (d), the penultimate sentence of Section 5.5 and Section 5.6(a) of the Trust Agreement with respect to, among other things, account-ing and reports to Certificateholders.

                    (iv) The Administrator will provide prior to __________ __, ____, a certificate of an Authorized Officer in form and substance satisfactory to the Owner Trustee as to whether any tax withholding is then re-quired and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Administrator shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

                    (v)  The Administrator shall perform the
          duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connec-tion with the resignation or removal of the Owner Trust-ee, and any other duties expressly required to be per-formed by the Administrator pursuant to the Trust Agree-ment.

                    (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

               (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Adminis-trator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action, the Administrator shall have notified the Owner Trustee of the proposed action and the Owner Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                    (A) the amendment of or any supplement to the Indenture;

                    (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Re-ceivables or Permitted Investments);

                    (C) the amendment, change or modification of the Related Agreements;

                    (D) the appointment of successor Note Regis-trars, successor Note Paying Agents and successor Indenture Trustees pursuant to the Indenture or the appointment of successor Administrators or Succes-sor Servicers, or the consent to the assignment by the Note Registrar, Note Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                    (E)  the removal of the Indenture Trustee.

                    (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obli-gated to, and shall not, (x) make any payments to the Noteholders under the Related Agreements, (y) sell the Indenture Trust Estate pursuant to Section 5.4 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

               SECTION 3. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer and the Sellers at any time during normal business hours.

               SECTION 4. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and, as reimbursement for its expenses related thereto, the Administrator shall be entitled to [$2,500] annually which shall be solely an obligation of the Sellers.

               SECTION 5. Additional Information To Be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral and within the Administrator's knowledge as the Issuer shall reasonably request.

               SECTION 6. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless ex-pressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Issuer or the Owner Trustee.

               SECTION 7. No Joint Venture. Nothing contained in this Agreement, with respect to the Administrator, the Issuer or the Owner Trustee (i) shall confer on any of them status as members of any partnership, joint ven-ture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

               SECTION 8. Other Activities of Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other person or entity even though such person or entity may engage in business activities similar to those of the Issuer, the Owner Trustee or the Indenture Trustee.

               SECTION 9. Term of Agreement; Resignation and Removal of Administrator. (a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

               (b)  Subject to subsections (e) and (f) of this
          Section 9, the Administrator may resign its duties hereunder by providing the Issuer with at least sixty
          (60) days' prior written notice.

               (c)  Subject to subsections (e) and (f) of this
          Section 9, the Issuer may remove the Administrator without cause by providing the Administrator with at least sixty (60) days' prior written notice.

               (d)  Subject to subsections (e) and (f) of this
          Section 9, at the sole option of the Issuer, the Admin-istrator may be removed immediately upon written notice of termination from the Issuer to the Administrator if any of the following events shall occur:

                    (i)  the Administrator shall default in the
               performance of any of its duties under this Agree-ment and, after receiving notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give, within ten (10) days, such assur-ance of cure as shall be reasonably satisfactory to the Issuer);

                    (ii) the entry of a decree or order by a court or agency or supervisory authority of compe-tent jurisdiction for the appointment of a conser-vator, receiver, liquidator or trustee for the Administrator in any bankruptcy, insolvency, read-justment of debt, marshalling of assets and liabil-ities, or similar proceedings, or for the winding up or liquidation of its affairs, and any such decree or order continues unstayed and in effect for a period of sixty (60) consecutive days; or

                    (iii) the consent by the Administrator to the appointment of a conservator, receiver, liqui-dator or trustee or similar official in any insol-vency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings of or re-lating to the Administrator or relating to substan-tially all of its property, the admission in writ-ing by the Administrator of its inability to pay its debts generally as they become due, the filing by the Administrator of a petition to take advan-tage of any applicable insolvency or reorganization statute, the making by the Administrator of an assignment for the benefit of its creditors or the voluntary suspension by the Administrator of pay-ment of its obligations.

               The Administrator agrees that if any of the events specified in clause (ii) or (iii) of this Section 9(d) shall occur, it shall give written notice thereof to the Issuer and the Indenture Trustee within seven (7) days after the happening of such event.

               (e) No resignation or removal of the Administrator pursuant to this Section 9 shall be effective until (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

               (f) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appoint-ment.

               (g)  Subject to subsections (e) and (f) of this
          Section 9, the Administrator acknowledges that upon the appointment of a successor Servicer pursuant to the Sale and Servicing Agreement, the Administrator shall immedi-ately resign and such successor Servicer shall automati-cally become the Administrator under this Agreement.

               SECTION 10. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termi-nation of this Agreement pursuant to Section 9(a) or the resignation or removal of the Administrator pursuant to
          Section 9(b) or 9(c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forth-with upon such termination pursuant to Section 9(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 9(b) or 9(c), respectively, the Administrator shall cooperate with the Issuer and take all reasonable steps requested to assist the Issuer in making an orderly transfer of the duties of the Administrator.

               SECTION 11.  Notices.  Any notice, report or other
          communication given hereunder shall be in writing and addressed of follows:

               (a)  if to the Issuer or the Owner Trustee, to:

                    NationsBank Auto Owner Trust ____-_
                    c/o NationsBank, N.A.
                    100 North Tryon Street
                    NC1-007-20-01
                    Charlotte, North Carolina  28255
                    Attention:   ______
                    Telephone:  (704) 386-_______
                    Telecopy:  (704) 386-_______

               (b)  if to the Administrator, to:

                    NationsBank, N.A.
                    100 North Tryon Street
                    NC1-007-20-01
                    Charlotte, North Carolina  28255
                    Attention:  ______
                    Telephone:  (704) 386-_______
                    Telecopy:  (704) 386-_______

               (c)   If to the Indenture Trustee, to:

                    __________________
                    __________________
                    Attention:  ______
                    Telephone:  ______
                    Telecopy:  ______

          or to such other address as any party shall have provid-ed to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

               SECTION 12. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Owner Trustee, without the consent of the Noteholders and the Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Noteholders or Certificateholders; provided that either (i) such amendment will not, as set forth in an Opinion of Coun-sel satisfactory to the Indenture Trustee and the Owner Trustee, materially and adversely affect the interest of any Noteholder or Certificateholder or (ii) the written consent of the Owner Trustee and the Noteholders of Notes evidencing not less than a majority of the Notes Outstanding and the Certificateholders of Certificates evidencing not less than a majority of the Certificate Balance shall have been obtained; provided, however, that no such amendment may (x) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Noteholders or Certificateholders, or (y) change any Note Interest Rate or the Certificate Rate or the Specified Reserve Account Balance or (z) reduce the aforesaid percentage of the Noteholders and Certificateholders which are required to consent to any such amendment, without the consent of the Noteholders of all the Notes Outstanding and Certificateholders of Certificates evidencing all the Certificate Balance. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the consent of the Sellers, which permission shall not be unreasonably withheld.

               SECTION 13. Successors and Assigns. This Agree-ment may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Owner Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfac-tion, if accepted by the assignee, shall bind the as-signee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator; provided that such successor organization executes and delivers to the Issuer, the Owner Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any succes-sors or assigns of the parties hereto.

               SECTION 14. Governing Law. This agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

               SECTION 15. Headings. The Section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construc-tion or effect of this Agreement.

               SECTION 16.  Counterparts.  This Agreement may be
          executed in counterparts, each of which when so executed shall be an original, but all of which together shall constitute but one and the same agreement.

               SECTION 17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invali-date or render unenforceable such provision in any other jurisdiction.

               SECTION 18. Not Applicable to NationsBank, N.A. in Other Capacities. Nothing in this Agreement shall affect any right or obligation NationsBank, N.A. may have in any other capacity.

               SECTION 19. Limitation of Liability of Owner Trustee and Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this instru-ment has been countersigned by ______ not in its indi-vidual capacity but solely in its capacity as Owner Trustee of the Issuer and in no event shall ______ in its individual capacity or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

               (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by ______ not in its individual capacity but solely as Indenture Trustee and in no event shall ______ have any liability for the representations, warranties, cove-nants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issu-er.

               SECTION 20. Third-Party Beneficiary. The Owner Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

               SECTION 21. Nonpetition Covenants. Notwithstand-ing any prior termination of this Agreement, the Sell-ers, the Administrator, the Owner Trustee and the Inden-ture Trustee shall not, prior to the date which is one year and one day after the termination of this Agreement with respect to the Issuer, acquiesce, petition or otherwise invoke or cause the Issuer or the General Partner to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or the General Partner under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or the General Partner.

                              END OF AGREEMENT


                    IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              NATIONSBANK AUTO OWNER TRUST ____-_

                              By:  ______, not in its  individual
                                   capacity but solely as Owner
                                   Trustee

                                   By:
                                        Name:
                                        Title:

                              ______,  not in its individual ca-
                              pacity but solely as Indenture
                              Trustee

                              By:
                                   Name:
                                   Title:

                              NATIONSBANK, N.A., as Administrator

                              By:
                                   Name:
                                   Title:


                                                        APPENDIX A

                            Definitions and Usage